                       WALNUT EQUIPMENT LEASING CO., INC.

                                  $40,000,000

                           SENIOR THRIFT CERTIFICATES


                                               August xx, 1996


Welco Securities, Inc.
Suite 105
One Belmont Avenue
Bala Cynwyd, PA  19004


Dear Sirs:


    Walnut Equipment Leasing Co., Inc., a Delaware Corporation (the "Company") hereby confirms its agreement with you (hereinafter called the "Underwriter") as follows:

    1. DESCRIPTION OF SECURITIES. The Company proposes to issue and sell to the public up to $40,000,000 in principal amount of Senior Thrift Certificates (the "Certificates"), which are referred to herein as the "Securities." The offering which will be on a continuous basis until termination will be on a "best efforts" basis for the Securities through the Underwriter as agent for the Company pursuant to the Securities Act of 1933, as amended (the "1933 Act") and in accordance with the terms and subject to the conditions as hereinafter set forth.

    2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to, and agrees with, the Underwriter that:

               (a) A registration statement (File No. 333-xxxx) on Form S-2, including a preliminary form of prospectus, relating to the offering of the Securities has been carefully and accurately prepared by the Company in conformity with the requirements of the 1933 Act and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated pursuant to the 1933 Act and said registration statement has been filed with the Commission under the 1933 Act and one or more amendments to said registration statement, as the case may be, may be similarly prepared and filed with the Commission. As used in this Agreement and unless the context indicates otherwise, the term "Registration Statement" refers to and means said registration statement, including any exhibit, financial statement, schedule and prospectus included therein, as finally amended and revised on or prior to the effective date (the "Effective Date") of said registration statement. The term "Preliminary Prospectus" refers to and means and prospectus filed with the Commission and included in said registration statement before it becomes effective, and the term "Prospectus" refers to and means the prospectus included in the Registration Statement at the time it becomes effective, except that if the prospectus first filed by the Company pursuant to Rule 424(b) of the Rules and Regulations shall differ from the Prospectus, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b). If the Registration Statement or the Prospectus is amended or supplemented after the Effective Date and prior to or on the Effective Date (as defined below), then the terms "Registration Statement" and "Prospectus" shall refer to such documents as so amended or supplemented.

         (b) The Commission has not issued any order preventing or suspending the use of any preliminary Prospectus and, to the knowledge of the Company, has not instituted and does not presently plan to institute any proceedings with respect to such an order: and on the Effective Date and at all times subsequent thereto, (i) the Registration Statement and the Prospectus will contain all statements and information which are required to be stated therein by the 1933 Act, the Rules and Regulations or any orders of the Commission under the 1933 Act and will conform in all material respects to the requirements of the 1933 Act, the Rules and Regulations and said orders and (ii) neither the Registration Statement nor the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make statements therein not misleading; provided, however, that the foregoing representations and warranties in this Subsection
(b) will not apply to statements or omissions made in, or omitted form, the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter specifically for use therein.

         (c) The Company has been duly incorporated and is now, and at the Effective Date will be validly existing and in good standing as a corporation under the laws of the jurisdiction in which it is incorporated, and has full power and authority to own its properties and conduct its business as presently conducted and as described in, or contemplated by, the Registration Statement. The Company and its subsidiaries are duly qualified and in good standing in all jurisdictions in which the nature of the business transacted by it or the character or location of its properties make such qualification necessary. To the best knowledge of the Company and except as set forth in the Registration Statement, it holds all licenses, certificates and permits from the state, federal or other regulatory authorities necessary for the conduct of its business and is in compliance with all laws and regulation and all orders and decrees applicable to it or its business or assets. The Company does not own any interest in any other corporation, partnership, joint venture or other entity, other than is fully disclosed in the Registration Statement.

    The Company has an authorized capitalization of 1,000 shares of common stock ($1.00 par value) and 51,000 shares of preferred stock of which 1,000 shares have been previously designated "Adjustable Rate Cumulative Preferred Shares" and 50,000 have been designated "Prime Rate Cumulative Preferred Shares". At the time the Registration Statement becomes effective, 1,000 shares of common stock, 275 shares of Adjustable Rate Cumulative Preferred Stock and 281 shares of Prime Rate Cumulative Preferred Shares will be issued and outstanding. On the effective Date of the Registration Statement and during the offering, there will be no other outstanding options, warrants or other rights to purchase securities of the company except as disclosed in the Registration Statement or contemplated thereby.

         (d) The financial statements and schedules included in the Registration Statement fairly present the financial position and operations covered thereby at the respective dates and for the respective periods to which they apply. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

         (e) The accountants who certified the financial statements and schedules filed with the Commission as part of the Registration Statement, are independent public accountants as required by the 1933 Act and the Rules and Regulations.

         (f) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Effective Date, except as disclosed in or contemplated by the Registration Statement and Prospectus (i) the Company has not incurred or shall not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business; (ii) there has not been and shall not have been any change in the Common Stock, funded debt (other than regular borrowings and repayments of principal on indebtedness) or other securities of the Company, any materially adverse changes in the condition (financial or other), business, operations, income, properties or business prospects of the Company, including any loss or damage to the properties of the company (whether or not such material loss is insured against), or any default in the performance of any obligation as the Company in any contract: and (iii) the Company has not and shall not have paid or declared any dividend or other distribution on its Common Stock and has not increased the stated rate of dividends on its outstanding Preferred Shares.

         (g) This Agreement has been duly and validly authorized executed and delivered by the Company and, when duly executed and delivered by the Company, will constitute a valid and binding agreement, enforceable in accordance with its terms, except as enforceability of any indemnification provision may be limited under federal securities laws except as enforceability of such agreements may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights. The Company is not presently in violation of or in default under, and the execution, delivery and performance of this Agreement and the consummation of the transactions herein and therein contemplated will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the company pursuant to, or in conflict with, result in a breach of or constitute a default under, any of the terms, conditions or provisions of (i) the articles of incorporation, as amended, or the by-laws of the Company, (ii) any note, loan agreement, indenture, mortgage, deed of trust, or other agreement or instrument of which the Company is a party or by which the Company or any of its properties are bound or subject, or (iii) to the best knowledge of the Company any existing law, order, rule, regulation, writ, injunction or decree of any government, government instrumentality, agency, body or court having jurisdiction over the Company or any of its properties, The consent, approval, authorization, order of any government or governmental instrumentality, agency, body or court is not required for the consummation of the transactions herein contemplated, except such as may be required under the 1933 Act or under the Blue Sky or securities laws of any state.

         (h) Except as set forth in the Prospectus, there is neither pending nor, to the knowledge of the Company, threatened, any action, suit, or proceeding at law or in equity or any arbitration to which the Company or any officer, director or principal stockholder thereof is party before or by any court, arbitration tribunal or governmental instrumentality, agency, or body which might result in any materially adverse change in the condition (financial or other), business, operations, income, properties or business prospects of the Company, or which might materially affect its properties or assets, or prevent consummation of the transactions contemplated hereby.

         (i) There is no contract or other document which is required to be filed as an exhibit to the Registration Statement by the 1933 Act or by the Rules and Regulations which has not been so filed, and subsequent to the respective dates as of which information is given in the Registration Statement, each contract to which the Company is party and which is filed as an exhibit to, or incorporated by reference in the Registration Statement is and shall be in full force and effect at the Effective Date or shall have been terminated in accordance with its terms or as set forth in the Registration Statement and Prospectus, and no party to any such contract shall have given notice of the cancellation of or, to the knowledge of the Company, shall have threatened to cancel, any such contract and the Company shall not be in material default thereunder.

         (j) Except as set forth in the Registration Statement, the Company has good and marketable title in fee simple to all its property and assets, including any licenses, described in the Registration Statement as owned by it free and clear of all liens, charges, encumbrances and restrictions other than such as are not materially significant in relation to the business of the Company; all of the leases and subleases material to the business of the Company under which the Company holds or uses any real or personal property, including those described or referred to in the Prospectus, are in full force and effect, and the Company is not in default in respect of any of the terms or provisions of any such leases or subleases, and no claim of any sort has been asserted by anyone adverse to the Company's rights under any such leases or subleases or affecting or questioning the Company's rights to the continued possession of the leased or subleased property covered by such lease or sublease.

         (k) The Company has filed all necessary federal, state, local and foreign income and franchise tax returns and has paid or accrued all taxes and fees shown therein as due; the Company has no knowledge of any tax deficiency which might be asserted against the Company which could materially and adversely affect its business or properties:

         (l) The Company or its agent maintains insurance, which is in full force and effect, of the types and in the amounts adequate for its business and in line with insurance maintained by similar companies and businesses, including but not limited to, insurance covering personal injury and property damage liability, workmen's compensation, employer liability and insurance covering all personal property owned, leased by or in the care of the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against.

         (m) The Company knows of no outstanding claims for services either in the nature of a finder's fee, brokerage fee or otherwise with respect to this underwriting for which the Company or the Underwriter may be responsible.

         (n) The Company has not taken, and will not take, directly or indirectly, any action designed to constitute or which has constituted or which might reasonably be expected to cause or result in the stabilization of the price of the Securities or a violation of Rule 10b-6 of the rules and regulations promulgated pursuant to the Securities and Exchange Act of 1934, as amended (the "1934 Act") or in a manipulation of the price of any security issued by the Company.

         (o) The Company will use its best efforts to appoint and continue to retain as transfer agent Financial Data, Inc., Bala Cynwyd, Pennsylvania (the "Transfer Agent"), as long as the services by the Transfer Agent are performed satisfactorily and any Securities are outstanding, and will make arrangements to have available, at the office of such Transfer Agent, certificates representing the Securities in such quantities as may form time to time be necessary.

         (p) As of the date the Registration Statement becomes effective (i) the Indenture and all supplements thereto will have been validly authorized, executed and delivered by the Company and will constitute the legally binding obligation of the Company, (ii) the Certificates will have been validly authorized and, upon payment therefore as provided in this Agreement, will be validly issued and outstanding, and will constitute legally binding obligations of the Company, except in the event of bankruptcy, etc., entitled to the benefits of the Indenture, and (iii) the Certificate and the Indenture will conform to the descriptions thereof contained in the prospectus.

    3.  ISSUE, SALE AND DELIVERY OF THE SECURITIES.

         (a) The Company hereby appoints the Underwriter as its agent in the public offering of up to $40,000,000 in principal amount of Senior Thrift Certificates to be offered on a "best-efforts" basis, subsequent to the effective date of the Prospectus on a continuous basis until terminated in accordance with this agreement. The Underwriter on the basis of the representations and warranties herein contained and subject to the terms and conditions therein set forth, accepts such appointment and agrees to use its best efforts to find purchasers for the Securities referred to above. The minimum denomination in which the underwriter shall sell the Certificate, or such other minimum denomination as determined by the Company from time to time. It is understood between the parties hereto that there is no firm commitment by the Underwriter to purchase any or all of the Securities and the Underwriter agrees that it will exert its best efforts to sell the Securities as covered by the Registration Statement on Form S-2 under the Act. In addition, the foregoing obligation of the Underwriter is subject to receipt of written advice from the Commission that subject to qualification under applicable state laws and the absence of any prohibitory action by any governmental body, agency or official, and subject to the terms and conditions contained in this Agreement and in the Prospectus covering the offering to which this Agreement relates.

         (b)  Delivery of and payment for the Securities.

             (1) All funds received by the Underwriter from the public for the purchase of Certificates sold shall be made in a form payable to the Company and shall be promptly forwarded in kind to the Company, along with an Application for Purchase signed by the purchaser signifying that the purchaser has received a copy of the Prospectus. The Company, promptly upon receipt of the funds, will cause the Certificates to be issued, authenticated and mailed to each purchaser and will maintain sufficient records of such mailing.

             (2) In consideration of the services to be rendered by the Underwriter, the Company hereby agrees to reimburse the Underwriter for all out-of-pocket expenses incurred by the Underwriter in connection with the offering of Securities as provided for hereunder, provided that the Underwriter submits written evidence of any expense for which reimbursement is sought.

             (3) The Underwriter shall be entitled to a commission on all sales of Certificates sold equal to 1/15 of 1% per month for each month of all Fixed Term Certificates issued. Therefore commissions shall range from .4% for a 6-month certificate sold (being 1/15 of 1% multiplied by 6) to 8.0% for a 120-month certificate (being 1/15 of 1% multiplied by 120).

             (4) Only sales made by properly licensed registered securities agents employed by the Underwriter or by Selected Dealers of the Underwriter shall be entitled to the commission and concession. It is also agreed, that commission on certificates shall be paid for certificates issued for cash, and for any renewal, rollover, or conversion of any outstanding Certificate. No commissions shall be paid on account of any certificate payable on demand (i.e. Demand Senior Thrift Certificate) sold by the Underwriter. The Underwriter has assumed full responsibility for thorough and prior training of its representatives concerning the selling methods to be used in connection with the offer and sale of the Company's Securities, giving special emphasis to the principles of full and fair disclosure to prospective investors, the prohibitions against "Free-Riding" and "Withholding", and suitability standards prescribed by applicable securities law.

    4.  OFFERING OF THE SECURITIES ON BEHALF OF THE COMPANY.

        (a) In offering the Securities for sale, the Underwriter shall offer them solely as agent for the Company, and such offer shall be made upon the terms and subject to the conditions set forth in the Registration Statement and Prospectus. The Underwriter shall commence making offers and sales as agent for the Company as soon after the Effective Date as they may deem advisable.

        (b) The Underwriter shall have the right to associate with other underwriters or dealers who are members of the National Association of Securities Dealers, Inc. ("NASD") as it may determine. The Underwriter shall have the right to grant to such persons a concession, to be reimbursed by the Company, as the Underwriter with the consent of the Company may determine, but not to exceed the amount stated on the front cover of the Prospectus, under and pursuant to a Selected Dealer Agreement in the form filed as and exhibit to the registration statement. No commission shall be paid on account of the sale of any Demand Senior Thrift Certificate.

    5. AGREEMENTS OF THE COMPANY. The Company covenants and agrees with the Underwriter that:

        (a) The Company will use its best efforts to (i) cause the Registration Statement to become effective as promptly as possible (ii) notify the Underwriter of the effectiveness of the Registration Statement, the receipt of any comments of the Commission, and the time when the Registration Statement or any post-effective amendment thereto has become effective or any supplement to the Prospectus has been filed, (iii) notify the Underwriter promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any proceedings for any of such purposes of which it has knowledge and (iv) use its best efforts to prevent the issuance of any stop order and if issued, to obtain as promptly as possible the lifting thereof. The Company will advise the Underwriter promptly of any request of the Commission for an amendment or supplement to the Registration Statement or the Prospectus or for any additional information, and will not at any time, whether before or after the Effective Date, file any amendment or supplement to the Registration Statement,
(i) which shall not have been previously submitted to the Underwriter a reasonable time prior to the filing thereof, (ii) to which the Underwriter shall have objected in writing, or (iii) which is not in compliance with the 1933 Act or the Rules and Regulations.

        (b) Within the time during which the Prospectus is required to be delivered under the 1933 Act, or pursuant to the undertakings of the Company in the Registration Statement, the Company will comply, at its own expense, with all requirements imposed upon it by the 1933 Act, the Rules and Regulations, the 1934 Act, the rules and regulation of the Commission promulgated under the 1934 Act, each as now in effect or hereafter amended or supplemented, and by any order of the Commission so far as necessary to permit the continuance of sales of, or dealings in, the Securities, if then issuable. During such period the Company, at its own expense, shall amend or supplement the Prospectus in order to make such Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser or seller.

        (c) The Company will deliver to the Underwriter, without charge, (i) prior to the Effective Date, copies of those Preliminary Prospectus which will be distributed in accordance with Rule 460 and any which were filed with the Commission bearing in red ink the statement required by Item 501 (c) (8) of Regulation S-K of the Rules and Regulations, (ii) on and from time to time after the Effective Date, copies of the Prospectus and (iii) as soon as they are available, and from time to time thereafter, copies of each amended or supplemented prospectus prepared for the purpose of permitting compliance with Subsections (b) and (c) of this Section 5, and the number of copies to be delivered in each such case will be such as the Underwriter may reasonably request. The Company has consented and hereby consents to the use of each Preliminary Prospectus for the purposes permitted by the 1933 Act and the Rules and Regulation. The company authorizes the Underwriter and participating dealers to use the Prospectus in connection with the sale of the Securities for such period as the Prospectus is required to comply with the applicable provisions of the 1933 Act and the Rules and Regulations.

        (d) The Company will take such action as may be necessary to qualify the offer and sale of the Securities under the Blue Sky or securities law of such states or other jurisdictions as is required and as the Underwriter may reasonably designate and to continue such qualifications in effect so long as may be required for the purposes of the distribution of the Securities; provided, however, that the Company will not be obligated to file any general consent to service of process or qualify as a foreign corporation under the laws of any such state or jurisdiction in connection with its obligations under this Subsection (d). In each state or jurisdiction where the Company shall qualify the Securities, as above provided, the company will prepare and file such statements or reports as may be required by the laws of such state or jurisdiction.

        (e) The Company will apply the net proceeds it realizes from the sale of the Securities in substantially the manner set forth under the caption "Use of Proceeds" in the Prospectus and subject to qualifications and exceptions stated herein.

    6. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITER. The Underwriter represents and warrants as follows:

        (a) It is registered as a broker/dealer with the Commission, in good standing with the appropriate governmental agency in each state in which it offers or sells the Securities and is a member of the National Association of Securities Dealers, Inc. ("NASD") and will use its best efforts to maintain such registrations, qualifications and memberships throughout the term of the offering.

        (b) To the knowledge of the Underwriter, no action or proceeding is pending against the Underwriter or any of its officers or directors concerning the Underwriter's activities as a broker or dealer that would affect the Company's offering of the Securities.

        (c) The Underwriter will offer the Securities only in those states and in the quantities that are identified in the Blue Sky Memorandums to be delivered from the Company to the Underwriter that the offering of the Securities has been qualified for sale under the applicable state statutes and regulations. The Underwriter, however, may offer the Securities in other states if (i) the transaction is exempt from the registration requirements in that state, (ii) the Company has received notice ten days prior to the proposed sale, and (iii) the Company does not object within said ten day period.

        (d) The Underwriter, in connection with the offer and sale of the Securities and in the performance of its duties and obligations under this Agreement, agrees to use its best efforts to comply with all applicable federal laws; the laws of the states or other jurisdictions in which the Securities are offered and sold, and the Rule and Regulations of the NASD.

        (e) The Underwriter is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

        (f) This Agreement has been duly authorized, executed and delivered by the Underwriter and is a valid agreement on the part of the Underwriter.

        (g) Neither the execution of this Agreement nor the consummation of the transaction contemplated hereby will result in any breach of any of the terms or conditions of, or constitute a default under, the articles of incorporation or by-laws of the Underwriter of any indenture, agreement or other instrument to which the Underwriter is party or violate any order directed to the underwriter of any court or any federal or state regulatory body or administrative agency having jurisdiction over the Underwriter or its affiliates.

        (h) The Underwriter knows of no person who rendered any services in connection with the introduction of the Company to the Underwriter. No person acting by, through or under the Underwriter will be entitled to receive from the Underwriter or from the Company any finder's fees or similar payments.

        (i) The written information provided by the Underwriter for inclusion in ten Registration Statement and Prospectus consists of certain information on the front and back Prospectus cover pages, and under "Plan of Distribution" in the Prospectus.

    7.  EXPENSES OF THE UNDERWRITER.

    Subject to the sale of Securities, the Company shall reimburse the Underwriter, for its out-of-pocket expenses on an accountable basis in an amount which is not expected to exceed $25,000.00. In the event the offering is terminated, the Underwriter will be reimbursed only for its actual accountable out-of-pocket expenses.

    8. EXPENSES OF THE COMPANY. The Company agrees that it will pay the following fees and expenses:

        (a) All fees and expenses of its legal counsel who will be engaged to prepare certain information, documents and papers for filing with the Commission.

        (b) All fees and expenses of its accountants incurred in connection with the offering of the Securities and the preparation of all documents and filings made as part of the offering;

        (c)  All costs in issuing and delivering the Securities;

        (d) All costs of printing and delivering to the Underwriter and dealers as many copies of the Registration Statement and amendments, preliminary Prospectuses and definitive Prospectuses as reasonably requested by the Underwriter;

        (e) All of the Company's mailing, telephone, travel, clerical and other office costs incurred or to be incurred in connection with the offering of the Securities;

        (f) All fees and costs which may be imposed by the Commission, the various state or local securities authorities and the NASD for review of the offering of the Securities;

        (g) All other expenses incurred by the Company in performance of its obligations under this Agreement, including, but not limited to, underwriting re-allowances and concessions to Selected Dealers.

    9.  INDEMNIFICATION.

        (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of
Section 13 of the 1933 Act against any and all losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Underwriter or such controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, and Preliminary Prospectus, the Prospectus, or in any application or other papers, hereinafter collectively called Blue Sky applications, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damages or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus or the Prospectus or in a Blue Sky application, or any amendment or supplement thereto, in reliance upon, and in conformity with, written information furnished to the Company by the Underwriter specifically for use in the preparation thereof, and provided further that the indemnity agreement contained in this Section 9 (a) shall not inure to benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) with respect to any person asserting any such loss, claim, damage or liability and who purchased the Securities form the Underwriter if the Underwriter failed to send or give in violation of the 1933 Act or the Rules and Regulations a copy of the Prospectus to such person at or prior to the written confirmation to such person of the sale of such Securities, provided such prospectus has been provided to the Underwriter. This indemnity will be in addition to any liability which the Company may otherwise have.

        (b) The Underwriter agrees, that it will indemnify and hold harmless the Company, each of its directors, each nominee (if any) or director named in the Prospectus, each of its officers who has signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such directors, nominee officer or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, or in any Blue Sky application or the Prospectus or any amendment or supplement thereof, or arise out of or based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Prospectus or such amendment or Supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

         (c) Within a reasonable time after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than solely pursuant to this Section 9. In case any such action is brought against any indemnified party, which notifies that indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may choose, jointly with any other indemnifying party similarly notified, reasonably assume the defense thereof, subject to the provisions herein stated, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless the indemnifying party shall not pursue the action to this final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action. The indemnifying party shall not be liable to indemnify the indemnified party for any settlement of any action effected without the indemnifying party's prior written consent to any such settlement, which consent shall not be unreasonably withheld.

    10. SURVIVAL OF AGREEMENTS, ETC. Notwithstanding any investigations made by or on behalf of the parties to this Agreement, all representations, warranties, indemnities, and agreements made by the parties to this Agreement or pursuant hereto shall remain in full force and effect and will survive delivery of any payment for the Securities, except that, if a party hereto has actual knowledge as of the Effective Date of facts which would constitute a breach of the representations and warranties contained herein, such breaches shall be waived by such party if such party consummates the transactions contemplated by this Agreement.

         (a) Under this Agreement that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains and untrue statement of fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

        (b) The underwriter shall have received a certificate dated and delivered as of the Effective Date, to the President and Chief Financial Officer of the Company stating that, to the best of their respective knowledge and belief after diligent investigation, that:

        (i) The company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at prior to such date.

        (ii) No stop order suspending the effectiveness of the Registration Statement had been issued, and no proceedings for that purpose have been instituted or are pending, contemplated or threatened under the 1933 Act.

        (iii) The respective signers of the certificates have carefully examined the Registration Statement and the Prospectus and any supplement or amendment thereto, each of which contains all statements required to be stated therein in accordance with the 1933 Act and the Rules and Regulations and conforms in all material respects to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto omits to state any material fact necessary to make the statements therein not misleading and does not contain any untrue statement of material fact, and, since the Effective Date there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been set forth.

        (iv) As of such date, the representations and warranties of the Company contained in this Agreement are true and correct with the same effect as if made on and as of the date hereof, and the Company has complied with all of its obligations and agreements herein contained and to be completed as of the date hereof, and certifying as to the matters referred to in Subsections 11(c) and (d).

        (v) Subsequent to the respective dates as of which information is given in the Registration Statements and the Prospectus and except as contemplated in the Prospectus, the Company has not incurred, except in the ordinary course of business, any material liabilities or obligations, direct or contingent, or entered into any material transaction, contract, or agreement, except in the ordinary course of business, and there has not been any materially adverse change in the condition (financial or other), business, operations, income, properties or business prospects, results of operations, securities, long-term or short-term debt or general affairs of the Company.

        (vi) Subsequent to the respective dates of which information is given in the Registration Statement and the Prospectus, the Company has not sustained any material loss or damage to its properties, whether or not insured, and since such respective dates, no dividends or distributions whatever have been declared or paid, or both, on or with respect to the common stock of the Company.

        (vii) Such officer has not taken and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in the stabilization or manipulation of the price of the Company's Securities to facilitate the sale or resale of the Securities.

        (viii) Except as set forth in the Prospectus, no action, suit or proceeding, at law or in equity is pending or threatened against the Company which might be required to be set forth in the Registration Statement, and no commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding might materially and adversely affect the condition (financial or other), business, operations, income, properties, business prospects, results of operations or general affairs of the Company.

        (c) The Company shall not be a party to, or be involved in, any arbitration, litigation, or governmental proceeding, which is then pending or, to the knowledge of the Company, threatened, of a character which might materially and adversely affect the Company or be required to be disclosed in the Registration Statement, other than that which is disclosed in the Prospectus.

        (d)The Company shall not have sustained any loss on account of fire, flood, accident or other calamity, whether or not covered by insurance, which in the reasonable judgment of the Underwriter, materially and adversely affects the business of the Company.

        (e)All of the Securities shall be tendered for delivery in accordance with the terms and provisions of this Agreement.

        (f)As of the Effective Date, (i) the representations and warranties of the Company contained in this Agreement shall be true and correct with the same effect as if made on the Effective Date and the Company shall have performed all its obligations due to be performed prior thereto; (ii) the Registration Statement and the Prospectus and any amendment or supplement thereto shall contain all statements which are required to be stated herein in accordance with the 1933 Act and the Rules and Regulations and conform in all material respects to the requirements thereof, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) there shall have been, since the respective dates as of which information is given, no materially adverse change in the condition (financial or other), business, operations, income, properties, business prospects, results of operations, securities, long-term or short-term debt or general affairs of the Company from that set forth in the Registration Statement or the Prospectus, except changes which the Registrations Statement and the Prospectus contemplate will occur after the Effective Date, and the Company shall not have incurred any material liabilities or material obligations, direct or contingent, or entered into any material transaction, contract or agreement not in the ordinary course of business other than as referred to in the Registration Statement and the Prospectus; (iv) except as set forth in the Prospectus, no action, suit or proceeding, at law or in equity shall be pending or threatened against the Company before or by any commission, board or administrative agency in the United States or elsewhere, wherein an unfavorable decision, ruling or finding might materially and adversely affect the condition (financial or other), business, operations, income, properties, business prospects, results of operations or general affairs of the Company.

         (g) The Company shall have furnished to the Underwriter such other certificates, documents, and opinions as the Underwriter may have reasonably requested (including certificates of officers of the Company) as to the accuracy, as of the Effective Date, of the representations and warranties of the Company herein, the performance of the Company of its obligations hereunder and other conditions concurrent and precedent to the obligations of other Underwriter hereunder. Any certificate signed by an officer of the Company and delivered to the Underwriter shall be a certification as to the statements made therein.

    12. EFFECTIVE DATE. This Agreement will become effective after the execution of this agreement at such time as the registration statement is ordered effective by the Commission.

    13.  TERMINATION.

         (a) This Agreement may be terminated by the Company at any time by notice to the Underwriter.

         (b) This Agreement may be terminated by the Underwriter by notice to the Company at any time before this Agreement becomes effective in accordance with Section 12 hereof, (i) if, prior to the Effective Date, the Company should have failed or refused to comply fully with any of the provisions of this Agreement on its part to be performed prior thereto, or if any of the agreements, conditions, covenants, representations or warranties of the Company herein contained should not have been performed or fulfilled within the times specified, (ii) if, prior to the Effective Date, the Congress of the United States or any state legislative body passes any act or measure,or any order, rule or regulation is adopted by any governmental body or any authoritative accounting institute or board, or any governmental executive, which is believed in good faith by the Underwriter to have material impact on the markets for securities in general, or if a banking moratorium should have been declared by the United States, New York or Delaware authorities, (iii) if, prior to the Effective Date, there should have occurred the outbreak of any war or any other event or calamity which, in the reasonable judgment of the Underwriter materially disrupts the financial markets of the United States, or (iv) if, prior to the Effective Date, any materially adverse change occurs, since, the respective dates as of which information is given in the Registration Statement and the Prospectus, in the condition (financial or other), business, operations, income, properties, earnings, affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether not arising in the ordinary course of business.

    14. NOTICES. Any notice hereunder shall be in writing, unless otherwise expressly provided herein, and if to the respective persons indicated, will be sufficient if mailed or delivered and confirmed in writing or by telegraph, addressed as respectively indicated or to such other address as will be indicated by a written notice similarly given, to the following persons:

         (a) If to the Underwriter - addressed to Welco Securities, Inc., Suite 105, One Belmont Avenue, Bala Cynwyd, Pennsylvania 19004, Attention:
Kenneth S. Shapiro, President.

         (b) If to the Company - addressed to Walnut Equipment Leasing Co., Inc., Suite 200, One Belmont Avenue, Bala Cynwyd, PA 19004, Attention: William Shapiro, President.

    15. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the Underwriter, the Company and their respective successors, legal representatives and assigns. Nothing expressed or mentioned in this Agreement is intended, or will be construed, to give any person, corporation and other entity not mentioned in the preceding sentence any legal or equitable right, remedy, or claim under or in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties and indemnities of the Company contained in this Agreement will also be for the benefit of the directors and officers of the Underwriter and any person or persons who control the Underwriters within the meaning of Section 15 of the 1933 Act, and except that the indemnities of the Underwriter will also be for the benefit of the directors and officers of the Company and any person or persons who control the Company within the meaning of Section 15 of the 1933 Act. No purchaser of any of the Securities from the Underwriter or the Company will be deemed a successor or assign solely because of such purchase.

    16. FINDERS FEES AND HOLDERS OF FIRST REFUSAL RIGHTS. The Company hereby represents and warrants to the Underwriter that no other person is entitled directly or indirectly, to compensation of or services as a finder in the connection with the proposed transactions or holds a right of first refusal or similar right in connection with the proposed offering, and the Company hereby agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act, from and against any loss, liability, claim, damage or expense whatsoever arising out of a claim by an alleged finder or alleged holder of a right of first refusal or similar right in connection with the proposed offering.

    17. COMPLIANCE WITH NASD BY-LAWS AND REGULATIONS. The Underwriter as well as any participating dealer associated with the Underwriter, shall conduct itself in a manner consistent with the provisions of Section 12 of Schedule E to the NASD By-Laws, and no transaction in the Securities to be offered will be executed by any member in a discretionary account without the prior specific written approval of the customer.

         Investors' checks will be transmitted directly to the Company by noon of the next business day following receipt.

    18. APPLICABLE LAW. This Agreement will be construed in accordance with the laws of the Commonwealth of Pennsylvania.

    If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof, as of the day and year first above written, in the space provided below for the purpose, whereupon this letter with our acceptance shall constitute a binding agreement between us.


                                         Very truly yours,

                                         WALNUT EQUIPMENT LEASING CO., INC.



                                         By:
                                         ------------------------------------
                                           William Shapiro, President

(Corporate Seal)


ATTEST:



- -----------------------------------      Confirmed and accepted as of the day
Deljean Shapiro, Secretary               and year first above written.


                                         WELCO SECURITIES, INC.



(Corporate Seal)                         By:
                                         ------------------------------------
                                          Kenneth S. Shapiro, President


ATTEST:



- -----------------------------------
Irene J. Leahy, Assistant Secretary